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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


      We hereby consent to the incorporation by reference of our report dated March 5, 1998, except for the discontinued operations reclassifications in the Consolidated Statements of Operations and Note D, which are as of April 9, 1999, relating to the financial statements of World Access, Inc. for each of the two years in the period ended December 31, 1997, which appears on page 53 of World Access, Inc.'s Annual Report on Form 10-K/A, Amendment No. 2, for the year ended December 31, 1998, into the following:

     1. Registration Statement on Form S-8 (Registration Statement No. 333-66723) of World Access, Inc.;

     2. Registration Statement on Form S-8 (Registration No. 333-66731) of World Access, Inc.;

     3. Registration Statement on Form S-8 (Registration No. 333-68125) of World Access, Inc.;

     4. Registration Statement on Form S-8 (Registration No. 333-68619) of World Access, Inc.;

     5. Registration Statement on Form S-8 (Registration No. 333-68623) of World Access, Inc.;

     6. Registration Statement on Form S-8 (Registration No. 333-68625) of World Access, Inc.;


/s/ PRICEWATERHOUSECOOPERS LLP

Atlanta, Georgia
October 6, 1999